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Exhibit 4.1

[SPECIMEN UNIT CERTIFICATE]

NUMBER	UNITS
U-________

CAPSTAR ACQUISITION CORP.
Incorporated Under the Laws of the State of Delaware

        CUSIP________

SEE REVERSE FOR
CERTAIN DEFINITIONS

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

This certifies that ________________________________ is the owner of ________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.0001 per share ("Common Stock"), of Capstar Acquisition Corp., a Delaware corporation (the "Company"), and one warrant (each a "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii)                          , 2009, and will expire unless exercised before 5:00 p.m., New York time, on                        , 2012, or earlier upon redemption. The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to five business days following the earlier to occur of the expiration of the underwriters' over-allotment option and the exercise in full by the underwriters of such option. The terms of the Warrants are governed by a Warrant Agreement, dated as of                        , 2008, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: __________, 2008	[Corporate Seal] Delaware	__________________ Authorized Officer

Capstar Acquisition Corp.

        The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT		Custodian
			(Cust)		(Minor)
TEN ENT	tenants by the entireties		Under Uniform Gifts to Minors Act:

(State)
JT TEN	as joint tenants with right of survivorship and not as tenants in common

        Additional abbreviations may also be used though not in the above list.

For value received, __________________________ hereby sells, assigns and transfers unto __________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer said Units on the books of the within named Company with full power of substitution in the premises.

Dated____________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signatures(s) Guaranteed:

_____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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  Exhibit 4.1
[SPECIMEN UNIT CERTIFICATE]
CAPSTAR ACQUISITION CORP. Incorporated Under the Laws of the State of Delaware
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK
Capstar Acquisition Corp.